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                 WASHINGTON NATIONAL CORPORATION
                          EXHIBIT 10.9

                         FIRST AMENDMENT
                               TO
          EMPLOYMENT SECURITY AND CONSULTING AGREEMENT


     WHEREAS, Washington National Insurance Company, an Illinois insurance corporation (the "Company"), Washington National Corporation, a Delaware corporation ("WNC"), and ________________ ("Employee"), entered into an Employment Security and Consulting Agreement dated as of the 14th day of June, 1996 ("Agreement"); and

     WHEREAS, Company, WNC and Employee desire to amend the Agreement, in certain respects, to clarify the intent thereof;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Section 1(e) of the Agreement shall be amended in its entirety to read:

          (e) "Bonus" shall mean the higher of (1) the annual award under the WNC Annual Pay At Risk Plan most recently paid to Employee by Company or WNC, and (2) the annual award paid by Company or WNC to Employee for or on behalf of calendar year 1996 under the WNC Annual Pay At Risk Plan.

     Except as otherwise set forth in this First Amendment, the provision of the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this First
Amendment to the Agreement, effective as of the 11th day of September, 1997.


                    WASHINGTON NATIONAL INSURANCE COMPANY


                    By:


                    Its:


                    WASHINGTON NATIONAL CORPORATION


                    By:



                    ___________________________, Employee